UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2015

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Ducommun Incorporated (the “Company”), after considering the recommendation of management, concluded on March 12, 2015 that the Company’s previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Prior 10-K”), and the Quarterly Reports on Form 10-Q for the first three quarters of the year ended December 31, 2014 (the “Prior 10-Qs”), should no longer be relied upon because of prior period errors in such financial statements. The conclusions reached were discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The prior period errors were discovered in connection with (i) a review by the Company of a long-term contract following the discovery of misconduct by employees in the recording of direct labor costs to the contract from 2009 through the third quarter 2014, which resulted in the identification of a forward loss provision that should have been recorded in a prior period; and (ii) the year end reconciliation of income taxes payable and deferred tax balances that identified errors primarily in 2012 and 2013. Upon completion of the review of these matters and their impact on the above-referenced financial statements, the Company expects to restate its financial statements previously included in the Prior 10-K. The Company has additionally concluded that the control deficiencies that failed to detect these errors constituted material weaknesses in internal control over financial reporting as of December 31, 2013 and for each of the quarters in the nine months ended September 27, 2014. These material weaknesses remain unremediated as of December 31, 2014.

When combined with the impact of prior period errors previously disclosed in the Company’s financial statements included in the Prior 10-K and Prior 10-Qs, the Company anticipates that the correction of the errors described above generally will result in an increase in the Company’s net income for the years ended December 31, 2012 and December 31, 2013 and the nine months ended September 27, 2014, as a result of establishing a contract loss reserve in a prior period. However, the Company presently cannot quantify the amount of the anticipated increase in net income because it has not completed the review described above. The Company expects to file its Form 10-K for the year ended December 31, 2014 on or before March 31, 2015, within the 15-day extension provided under Rule 12b-25 of the Securities and Exchange Act of 1934, as amended.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include, but are not limited to, information regarding the scope of identified errors, the financial impact of identified errors, the restatement of prior financial statements and the timing of anticipated filings. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this Form 8-K. Factors that could cause actual events to differ from those indicated herein include, but are not limited to, the Company’s ability to complete timely its review of the matters described herein and the restatement of its financial statements for the periods indicated herein, the Company’s ability to file timely its required reports, and other risks and uncertainties as set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended December 31, 2013. Any forward-looking statements contained herein speak only as of the date of this Form 8-K, and we do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: March 16, 2015	By:	/s/ Joseph P. Bellino
Joseph P. Bellino
Vice President, Chief Financial Officer and Treasurer